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                                                                      EXHIBIT 21


                 SUBSIDIARIES OF THE GENLYTE GROUP INCORPORATED
                                DECEMBER 31, 2001

The Genlyte Group Incorporated has the following subsidiaries, 100% owned, except as noted :


Genlyte Thomas Group LLC, a Delaware limited liability company (68% owned)

     Diaman-Mexo, S.A. De C.V., a Mexican corporation

     Fibre Light U.S. LLC, a Delaware limited liability company (80% owned)

     Genlyte Thomas Exports Inc., a Barbados corporation

     Genlyte Thomas Group Nova Scotia ULC, a Nova Scotian unlimited liability company

          GTG International Acquisitions LP, a Canadian limited partnership

     Lumec Holding Corp., a Canadian corporation

          Lumec, Inc., a Canadian corporation

               Lumec-Schreder, Inc., a Canadian corporation (50% owned)

     Lightolier De Mexico, S.A. De C.V., a Mexican corporation

     Thomas De Mexico, S.A. De C.V., a Mexican corporation

     Thomas Schreder Co., a U.S. partnership (50% owned)

     Translite Limited, a U.K. corporation

          Sonoma Lighting, a U.K. corporation

          Translite Sonoma, LLC, a Delaware limited liability company (93% owned)

Genlyte Canadian Holdings, LLC, a Delaware limited liability company

     GTG Intangible Holdings, LLP, a Delaware limited liability partnership (68% owned)

          Translite Sonoma, LLC, a Delaware limited liability company (7% owned)

          Canlyte Inc., a Canadian corporation

               Ledalite Architectural Products, a Canadian limited partnership